The Conflicts Committee of the Board of Directors of PennTex Midstream GP, LLC Discussion Materials June 1, 2017 Exhibit 99.(C)(2)

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of PennTex Midstream GP, LLC, the general partner of PennTex Midstream Partners, LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of Conflict Committee. These materials were compiled on a confidential basis for use of the Conflicts Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Table of Contents Section Executive Summary PennTex Situation Analysis PennTex Valuation Analysis Appendix Weighed Average Cost of Capital Tax Impact to Unitholders Additional Valuation Analysis – No Tax I II III

Executive Summary

Executive Summary Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of PennTex Midstream GP, LLC (“PennTex GP”), the general partner of PennTex Midstream Partners, LP (“PTXP”, “PennTex” or the “Partnership”) regarding Energy Transfer Partners, L.P.’s (“ETP”) tender offer to purchase all of the outstanding Partnership common units that ETP does not already own (the “Public Offer” or “Offer”) As part of the Public Offer, ETP has proposed to acquire each publicly-owned common unit of PTXP for $20.00 per unit in cash (the “Offer Price”) The Offer Price represents a 20.1% premium to PTXP’s closing unit price of $16.65 as of May 18, 2017 The Offer Price represents a 21.4% premium to PTXP’s 20-day volume weighted-average unit price of $16.48 as of May 18, 2017 As of the date of the Public Offer, ETP owned approximately 65.6% of the equity interests in PTXP, including a non-economic general partner interest and limited partner interests consisting of 6,701,596 common units and 20,000,000 subordinated units (ETP’s affiliates also owned 43,722 common units) ETP’s 6,701,596 common units represent 32.4% of the total common units outstanding The Offer Price for units purchased pursuant to the Public Offer will be reduced by any future distributions received after May 18, 2017 The Public Offer is conditioned upon, among other things, sufficient PennTex common units validly tendered and not properly withdrawn such that, following the closing of the tender offer, ETP and its affiliates1 own at least 16,571,405 PennTex common units, representing greater than 80% of the outstanding PennTex common units2 (the “Minimum Tender Condition”) ETP can waive the Minimum Tender Condition, provided that not less than a majority of the PennTex common units held by unitholders that are not affiliates of ETP must be validly tendered and not properly withdrawn on or prior to the expiration date (the “Majority-of-the-Minority Tender Condition”) (i.e., at least 6,984,470 common units are tendered) The Public Offer is not conditioned upon financing or the approval of the Conflicts Committee Introduction 1 Source: PTXP SEC filings Affiliates include directors and officers of ETP’s general partner and the directors and officers of the PennTex GP, which collectively own 43,722 PennTex common units, excluding any common units owned by ETP and its affiliates that members of the board of directors of ETP’s general partner may be deemed to beneficially own Subordinated units will not be included in calculation of whether the 80% Minimum Tender Condition has been met

2 Evercore Evaluation Process Executive Summary In connection with its review of the Offer, Evercore has, among other things: Reviewed certain publicly-available historical operating and financial information relating to the Partnership that we deemed relevant, including the Annual Report on Form 10-K for the year ended December 31, 2016, the quarterly report on Form 10-Q for the quarter ended March 31, 2017 and certain current reports on Form 8-K, in each case as filed with or furnished to the SEC by the Partnership since January 1, 2017; Reviewed certain non-public historical and projected financial and operating data and assumptions relating to the Partnership prepared and furnished to us by management of the Partnership; Discussed the current operations of the Partnership and the historical and projected financial and operating data and assumptions relating to the Partnership with management of the Partnership (including management’s views on the risks and uncertainties of achieving such projections); Reviewed certain of the Partnership’s current natural gas gathering, processing and transportation agreements with its customers, as furnished to us by management of the Partnership; Reviewed certain publicly-available research analyst estimates for the Partnership’s future financial performance; Performed a discounted cash flow analysis on the Partnership based on forecasts and other data provided by management of the Partnership; Performed discounted distributions analyses based on forecasts and other data provided by management of the Partnership and certain sensitivity cases based thereon; Reviewed the financial metrics of certain historical transactions that we deemed relevant and compared such financial metrics to those implied by the Offer utilizing forecasts and other data provided by management of the Partnership; Compared the financial performance of the Partnership and its stock market trading multiples with those of certain other publicly-traded partnerships that we deemed relevant; Reviewed the premiums paid in certain historical transactions that we deemed relevant and compared such premiums to those implied by the Offer; Reviewed the Offer as described in the Tender Offer Statement and Schedule 13E-3 Transaction Statement as filed with the SEC on May 18, 2017; and Performed such other analyses and examinations, reviewed such other information and considered such other factors that we deemed appropriate for purposes of providing the opinion contained herein.

Executive Summary Summary Public Offer Terms 3 Source: PTXP SEC filings Description of Public Offer ETP is offering to purchase all of the outstanding common units representing limited partner interests in PTXP that ETP does not currently own Offer Price $20.00 per common unit in cash Conditions to the Offer Requires that more than 9,826,087 units are tendered such that ETP and its affiliates would own at least 80% of the outstanding PTXP common units (“Minimum Tender Condition”) ETP may waive the Minimum Tender Condition should a majority-of-the-minority common unitholder (not including affiliates of ETP) validly tender their units, or 6,984,740 unaffiliated common unitholders Other customary closing conditions Limited Call Right If ETP and its affiliates own more than 80% of the outstanding PennTex common units as a result of the Public Offer, ETP committed to exercising its limited call right provided for in the First Amended and Restated Agreement of Limited Partnership of PennTex (the “PennTex Partnership Agreement”) and repurchase the remaining units for a price equal to the greater of: The Offer Price ($20.00 per unit) The average of the daily closing price on the Nasdaq for the 20 trading days immediately prior to the date that is three business days prior to the date that notice of the exercise of the limited call right is delivered Other Considerations No financing conditions Units tendered pursuant to the Public Offer will not receive any future distributions (or the Offer Price will be reduced by any distributions received) Evercore has been asked by the Conflicts Committee, whether, in Evercore’s opinion, as of the date hereof, the consideration proposed to be paid to the holders of Common Units (other than ETP and any of its affiliates) pursuant to the Offer is fair, from a financial point of view, to such holders Opinion Requested:

13,968,938 Common Units 34.3% LP Interest 100.0% Membership Interest Energy Transfer Partners, L.P. (NYSE: ETP) (BBB-/Baa3) Source: Public filings Note: Market data as of May 31, 2017 PennTex Midstream GP, LLC (“PennTex GP”) PennTex Midstream Partners, LP (NASDAQ: PTXP) Market Capitalization: $811.4 million Enterprise Value: $959.8 million Operating Subsidiaries Public Unitholders Non-economic GP Interest 100.0% of IDRs 6,701,596 Common Units 20,000,000 Subordinated Units 65.6% LP Interest 100% Membership Interest Summary PennTex Organizational Structure 4 Executive Summary ETP Affiliates 43,722 Common Units 0.1% LP Interest

Executive Summary Analysis of the Offer Price ($ in millions, except per unit amounts) 5 Source: PTXP management, SEC filings, Bloomberg Includes units owned by ETP affiliates EBITDA estimates per PennTex Financial Projections

Executive Summary Historical PennTex Unit Price Versus Offer Price PennTex Unit Price – Last Twelve Months Prior to Announcement of Public Offer 6 Source: FactSet Represents consideration for the GP interest and LP units only (does not include proportional net debt at PTXP) 10/25/16: ETP announces acquisition of the PennTex GP and approximately 26.3 million PTXP units (65% LP interest) for approximately $640 million1 Offer Price: $20.00

Executive Summary Distribution Growth Rates and Implications on Current Yield 7 Source: FactSet, Partnership press releases Note: Market data as of May 31, 2017. Includes American Midstream Partners, LP, Antero Midstream Partners LP, CONE Midstream Partners LP, Crestwood Equity Partners LP, DCP Midstream Partners, LP, Enable Midstream Partners, LP, EnLink Midstream Partners, LP, Hess Midstream Partners LP, Noble Midstream Partners LP, Rice Midstream Partners LP, Summit Midstream Partners, LP, Tallgrass Energy Partners, LP and Western Gas Partners, LP. Excludes Southcross Energy Partners, L.P. since it is not currently making distributions Unaffected yield as of May 18, 2017, the closing price on the last trading day prior to the announcement of the Public Offer Illustrative Pricing

PennTex Situation Analysis

PennTex Situation Analysis PennTex Asset Map Source: PTXP Investor Presentations, Public Filings 8 Aethon BP Linn Nadel & Gussman Range WildHorse Other PTXP Natural Gas Gathering Pipeline PTXP Residue Gas Transportation Pipeline PTXP NGL Transportation Pipeline PTXP Mt. Olive Processing Plant PTXP Lincoln Parish Processing Plant Range Resources Corporation Dedicated Acreage Range Resources Corporation AMI Legend Asset Information Miles of Natural Gas Pipelines ~35 miles Miles of Residue Gas Pipelines ~15 miles Miles of NGL Pipelines ~40 miles Processing Plants 2 plants Total Processing Capacity 400 MMcfd

PennTex Situation Analysis Summary Market Data Market Capitalization Consolidated Balance Sheet and Credit Data Unit Price and Distribution Information Through 5/18/171 General Partner Incentive Distribution Rights Source: Public filings, FactSet, IBES Consensus estimates 1. Last day of trading prior to ETP’s announcement of the Public Offer ($ in millions, except per unit amounts) 9 1

PennTex Situation Analysis Wall Street Research Summary Price Targets Analyst Recommendations (Pre-Tender Offer Announcement) Distribution Per Unit Estimates1 EBITDA Estimates1 Source: Wall Street research, IBES Consensus estimates, FactSet, Bloomberg 1. Wall Street research estimates as of May 31, 2017 ($ in millions, except per unit amounts) 10

Historical PennTex Trading Performance PennTex Situation Analysis Source: FactSet, Partnership filings Note: Market data as of May 31, 2017 Trading volume of 8,887,033 trades on PTXP’s first trading day of June 4, 2015 and trading volume of 8,475,123 trades on May 19, 2017 (first trading day following ETP’s unsolicited tender offer) not fully captured in chart 7/23/15: Declares initial quarterly distribution of $0.275 per unit ($1.10 per unit annualized) 6/4/15: PTXP commences trading (PTXP prices its initial public offering at $20.00 per unit on 6/3/15) 11 5/18/17: ETP announces unsolicited tender offer after market close to acquire all of the outstanding common units owned by the public for $20.00 per unit in cash 9/14/15: Announces completion of the 200 MMcfd capacity Mt. Olive Gas Processing Plant 7/21/16: Announces 3.5% quarterly distribution increase to $0.2846 per unit ($1.14 per unit annualized) 10/25/16: PTXP announces 3.7% quarterly distribution increase to $0.2950 per unit ($1.18 per unit annualized) and ETP announces $640.0 million acquisition of (i) the PennTex GP and PTXP’s IDRs, (ii) 6,301,596 PTXP common units and (iii) 20,000,000 PTXP subordinated units 5/16/16: Range Resources Corporation announces merger with Memorial Resource Development Corp. in an all-stock transaction valued at $4.4 billion 8/4/16: EagleClaw Midstream Ventures, LLC announces acquisition of PennTex Permian, LLC for an undisclosed price

PennTex Situation Analysis Source: FactSet Note: As of May 31, 2017 Short interest per FactSet as of May 15, 2017 12 Equity Ownership Summary and Summary of Units to Achieve Minimum Tender Requirement Equity Ownership Minimum Tender Condition Approximately 73.3% of unaffiliated common units Approximately 23.5% of unaffiliated common units

PennTex Situation Analysis PTXP primary operating assets include natural gas gathering pipelines, two natural gas processing plants, a residue gas transportation pipeline and an NGL transportation pipeline PennTex Asset Overview Summary Natural Gas Gathering Pipeline 35-mile rich natural gas gathering system 30.3 miles of 12” pipeline, 1.4 miles of 20” pipeline and 3.1 miles of 24” pipeline Provides access to both of PTXP’s natural gas processing plants as well as ETP’s Minden natural gas processing plant (the “Minden Plant”) Capacity of at least 400 MMcfd to PTXP’s processing plants and 50 MMcfd to the Minden Plant Lincoln Parish Plant 200 MMcfd design-capacity cryogenic natural gas processing plant located near Arcadia, Louisiana On-site NGL storage and truck loading facilities PennTex Residue Gas Pipeline 15-mile, 24” residue natural gas header with at least 400 MMcfd of capacity Provides market access for residue natural gas from the Lincoln Parish Plant and the Mt. Olive Plant for delivery to third-party pipelines Allows customers to access the Perryville Hub and other markets in the Gulf Coast region Mt. Olive Plant 200 MMcfd design-capacity cryogenic natural gas processing plant near Ruston, Louisiana On-site liquids handling facilities for inlet gas PennTex NGL Pipeline 40-mile NGL pipeline, consisting of 27 miles of 10” pipeline and 13 miles of 8” pipeline Total capacity of over 36,000 Bblsd Connects processing plants to a delivery point to DCP’s Black Lake pipeline in Ada, Louisiana, providing a Mont Belvieu-based market for PennTex’s customers 13 PTXP Assets Source: PTXP public flilings

PennTex Situation Analysis Summary of PennTex’s Contracts with Range Resources Corporation (“RRC”) 14 Contract Maturity Commitments Fees / Rates AMI and Exclusivity Agreement 9/30/30 Exclusive right to build midstream infrastructure / provide midstream services for RRC on its operated acreage in northern Louisiana (other than production subject to existing third-party commitments) Not applicable Natural Gas Processing 9/30/30 Contains MVCs that are measured on a cumulative basis and based on specified daily minimum volume thresholds Daily minimum volume thresholds: - 7/1/16 - 6/30/26: 460.0 BBtud - From 7/1/26 - 5/31/30: 345.0 BBtud - From 6/1/30 - 9/30/30: 115.0 BBtud During the first five years of the agreement, RRC may increase the MVC in increments of 57.5 BBtud up to an aggregate additional 230 BBtud, subject to available capacity Volumes delivered up to the then-applicable daily MVC threshold are considered firm reserved gas and charged a fixed fee of $0.435 per MMBtu for the first 345.0 BBtud of firm reserved volumes and $0.35 per MMBtu for any firm reserved volumes in excess thereof (with CPI escalator) Fixed fee of $0.35 per MMBtu for interruptible volumes processed (in excess of MVC threshold) through 9/30/30 (with CPI escalator) Rich Natural Gas Gathering 5/31/30 Includes a firm capacity reservation payment and a usage fee component that is subject to a minimum volume commitment The deficiency fee calculation is based on RRC's then applicable daily minimum volume commitment under the processing agreement (usage fee only) Gathering volumes delivered to ETP facilities are not subject to a deficiency fee or MVC but will be applied against the volume delivery requirements for purposes of the MVC Current - 11/30/19: Firm capacity reservation payment of $0.03 per MMBtu is payable for a daily capacity of 460.0 BBtud (fees in excess subject to interruptible rates), and usage fee component of $0.02 per MMBtu is payable for volumes delivered into the gathering system 12/1/19 - 5/31/30: No firm capacity reservation payment, and the usage fee component will increase to $0.05 per MMBtu Rich natural gas delivered to facilities operated by ETP generate a usage fee of $0.22 per MMBtu Residue Gas Transportation 5/31/30 Plant tailgate dedication pursuant to which all of RRC's residue gas delivered from PennTex's processing plants is transported on the residue gas pipeline Usage fee of $0.04 per MMBtu for all volumes. In additional, through 12/31/25, RRC pays an additional fee of $360,000 per month for priority firm service for the first 100.0 BBtud of residue gas delivered to PennTex for transportation by Range Resources NGL Transportation 9/30/30 Plant tailgate dedication pursuant to which all of RRC's NGLs delivered from PennTex's processing plants is transported on the PennTex NGL Pipeline Usage fee of $1.68 per barrel for all volumes. The rate is subject to the terms of tariff, which is filed with FERC Source: SEC filings, PTXP management

PennTex Situation Analysis There is a subset of the Range Acreage currently dedicated to ETP for natural gas processing (the “ETP Processing Dedication”) that will become available to PTXP in February 2020 Based on discussions with ETP management, the current volumes associated with such acreage is approximately 200.0 BBtud and the majority of Range’s 2017E development plan is focused on the ETP Processing Dedication In February 2020, a portion of this volume would likely be allocated (via allocation by Range to PTXP) to the currently underutilized MVC (460.0 BBtud) with the excess volumes potentially nominated to PTXP to process the volumes via a newly-constructed natural gas processing plant or via a PTXP arrangement with a third-party (RRC’s current processing volumes are approximately 100.0 BBtud less than 460.0 BBtud MVC commitment) These volumes could represent revenue potential to PTXP in 2020E and beyond, but the economics are unclear: Nomination Uncertainty: Range nomination could trigger a nine month period during which PTXP would need to build or get access to a natural gas processing plant to service the volumes Depending on size of plant, economic returns are difficult to quantify (we have been informed by ETP that a smaller, 50 MMcfd plant would likely only achieve single digit returns)1 Volume Uncertainty: Since the event is in February 2020, Range has not indicated or given guidance on where volumes will be (thus no indication of nominations) Decline rates are high on these wells Capacity Uncertainty: While PTXP has ample takeaway alternatives for residue gas, NGL takeaway capacity is constrained Acreage Dedication to ETP Expiring in 2020E 15 Source: ETP management ETP management indicated that an illustrative cost for a 50.0 MMcfd capacity natural gas processing plant is approximately $66.0 million and an illustrative cost for a 200.0 MMcfd capacity natural gas processing plant is approximately $150.0 million. Therefore, the implied rate of return for a 50.0 MMcfd plant assuming full capacity versus a 200.0 MMcfd plant assuming full capacity will be lower given the higher relative cost of the smaller plant. Given the uncertainty of potentially nominated Range volumes and the uncertainty regarding NGL takeway (build a new pipeline and negotiate with Range on terms or negotiate with ETP to utilize its existing NGL takeaway capacity), the option value of receiving such volumes (if any) is highly uncertain Range North Louisiana Asset Map PTXP Pipeline PTXP Processing Plant ETP Processing Dedication Range Acreage Range AMI Legend Availability of capacity on Black Lake Pipeline uncertain Trucking too expensive Alternative to construct a pipeline (cost uncertain, terms/rates uncertain) Potential for excess capacity via Energy Transfer on Black Lake Pipeline, but uncertain given 2020 timeframe The PennTex Financial Projections do not address the potential impact of the change in the contract with Range that will occur in February 2020

PennTex Situation Analysis Question: “If we were to add a third plant, do we need to increase the residue gas and NGL takeaway, or are the new lines big enough to handle?” -Kristina Kazarian, Analyst Deutsche Bank Answer: “That's a little bit of a complicated answer, but it really kind of depends on where the gas is sourced. If it's on the west side of the field, I think, there, we'd need to make some additional residue and natural gas access points created. On the – further on the east, I think there may be other alternatives. So, I think the simple answer is, yes, some. The NGL side, I think, we have enough capacity in our existing system, but we do question whether there's ample capacity out of the entire region. So, there are – the answer is, I think, yes, but it's a little bit too early, I think, to describe how we think that's going to look going forward.” -Thomas F. Karam, CEO PTXP North Louisiana NGL Takeaway Alternatives Source: Call transcripts, Public filings 16 The primary NGL takeaway option out of North Louisiana is the Black Lake Pipeline, owned by DCP Midstream, LP (“DCP”) Capacity of 80 MBblsd 2016A throughput of 55 MBblsd (69% utilization) DCP is the largest active shipper on the Black Lake Pipeline, accounting for approximately 66% of total throughput in 2016A The Black Lake Pipeline transports NGLs to Mont Belvieu, Texas from the following sources in northwestern Louisiana and southeastern Texas: Third-party processing plants Sand Hills Pipeline Third-party storage facility NGL Takeaway Pipeline Map PTXP Q3 2015 Earnings Call Takeaway Discussion DCP Midstream Enterprise Products Marathon Energy Transfer Partners Other NGL Pipelines Legend

PennTex Situation Analysis Range is Fort Worth, Texas-based independent producer focused on the Marcellus Shale and Lower Cotton Valley formation of North Louisiana Year-end 2016 proved reserves of 12.1 Tcfe, estimated resource potential of approximately 100.0 Tcfe Approximately 515,000 net acres in Southwest Marcellus (PA) and 95,000 acres in NE Marcellus (PA) 4,700 identified locations in the Marcellus and 2,800 locations in the Upper Devonian1 Expect to run an average of four rigs throughout 2017 Approximately 220,000 net acres in North Louisiana Total proved reserves of 1.3 Tcfe as of December 31, 2016 Plan to operate an average of four rigs in 2017, and currently operating six rigs (34% of 2017E capital plan) Expect to target four of the stacked over-pressured pay zones in the Lower Cotton Valley termed the Upper Red, Lower Red, Lower Deep Pink and Upper Deep Pink Successfully reduced well costs in Terryville to $7.4 million from $8.7 million at acquisition date Range Resources Corporation Overview 17 Source: Company filings and press releases Assumes 8,000 foot laterals For flat pricing natural gas case, oil price assumed to be $50.00 / Bbl for 2017, $60.00 / Bbl for 2018 then $65.00 / Bbl to life with no escalation Range North Louisiana Asset Map PTXP Pipeline PTXP Processing Plant Range Acreage Range AMI North Louisiana Well EconomicsUpper RedLower RedEUR17.5 Bcfe11.8 BcfeEUR/1,000 ft. Lateral2.3 Bcfe1.6 BcfeWell Cost$7.4 MM$7.4 MMCost/1,000 ft. Lateral$987 M$987 MLateral Length7,500 ft.7,500 ft.IRR2 – $3.00 / MMBtu100+%38%IRR at Strip as of 12/30/16100+%45%

PennTex Situation Analysis Range Public Guidance 18 Source: DrillingInfo, Public filings, Investor presentations Shut-in production Based on Range’s public disclosure 2017E Capital Expenditures Historical and Forecasted Production (MMcfed) and Well Counts (Gross) Total Capital Expenditures Budget: $1.15 Billion “…brought on line 27 wells in the first quarter. The locations for this group of wells were chosen by the previous operator and 18 of the wells had already been drilled prior to Range acquiring the assets last September. Completing this large backlog of wells, many of which had been waiting on completion for almost a year…Going forward, the Company is planning a more balanced pace of drilling and completion activity to minimize the impact on offset production and continue driving operational efficiencies. Since taking over operations, Range has also revised production methods in accordance with Range’s safety and facilities protocol, which reduces 2017 production rates by approximately 30 MMcfe per day. This facility change results in a production profile that has a flatter decline and does not change expected ultimate recovery. The Company expects to bring to sales 29 additional wells during the remainder of the year.” – Range Resources Press Release, April 24, 2017 1 Q2 – Q4 2017E: 29 Additional Wells 2

PennTex Situation Analysis Source: Company filings, FactSet 19 Market Capitalization and Valuation Share Price Performance (Last Two Years) Range Summary Market Data($ in millions, except per share amounts)

PennTex Situation Analysis WildHorse is a small-cap E&P focused in the Eagle Ford Shale and North Louisiana Year-end 2016 proved reserves of 1,052.4 Bcfe Approximately 358,000 net acres in the East Texas Eagle Ford Shale 2,651 net drilling locations Currently running five rigs Approximately 104,000 net acres in North Louisiana 648 net locations with 11 operated horizontal wells drilled to date Currently operating one rig and plan to add a second in 2Q17 Wholly-owned midstream subsidiary currently constructing a gathering system with total capacity of approximately 250 MMcfd with expansion capability for horizontal Cotton Valley development program WildHorse Resource Development Corporation Overview 20 Source: Company filings and press releases Note: Pro forma for $625 million Eagle Ford acquisition announced May 11, 2017 WildHorse North Louisiana Asset Map PTXP Pipeline PTXP Processing Plant WildHorse Pipeline WildHorse Producing Well RRC Acreage WildHorse Acreage Summary In May 2017, announced $625.0 million Eagle Ford acquisition from Anadarko and KKR, $425.0 million convertible preferred offering and $200.0 million increase in borrowing base (to $650.0 million) In April 2017, announced upsizing of borrowing base from $362.5 million to $450.0 million In February 2017, announced a pending acquisition of 10,535 net acres in Burleson County from multiple sellers for $15.6 million In February 2017, issued $350.0 million 6.825% Senior Unsecured Notes due 2025 In December 2016, the Company closed its initial public offering of 27,500,000 shares of common stock at $15.00 per share In December 2016, closed acquisition of ~158,000 net acres from Clayton Williams in Eagle Ford Recent Events

PennTex Situation Analysis Source: Company filings, FactSet 21 Market Capitalization and Valuation Share Price Performance Since IPO WildHorse Summary Market Data($ in millions, except per share amounts)

PennTex Situation Analysis The PennTex financial projections, as provided by PennTex management (the “PennTex Financial Projections”) and utilized herein by Evercore, incorporate the following assumptions: Commodity prices as follows: General and Administrative expenses that include a management fee of approximately $4.0 million (paid in cash) to ETP pursuant to the services and secondment agreement between PTXP and ETP EBITDA, maintenance capital expenditures and growth capital expenditures through 2019E per PTXP management Assumes no additional third-party or related-party acquisitions or divestitures PTXP maintains its current $1.18 per unit annual distribution throughout forecast period Interest expense based on credit agreement and assumes an interest rate of LIBOR plus 200 basis points Growth capital expenditures funded with distributable cash flow surplus Excess cash after growth capital expenditures utilized to repay revolving credit facility Standalone PennTex Financial Projections – Assumptions Source: PTXP management 22

PennTex Situation Analysis Historical and Projected Operating Data Natural Gas Gathering Volumes (BBtud) Natural Gas Processing Volumes (BBtud) Natural Gas Transportation (BBtud) NGL Production (Bblsd) Source: PTXP management, Partnership SEC filings Note, PTXP’s MVC is for 460.0 BBtud, and is not reduced by volumes processed for other customers. The actual MVC volumes charged are therefore higher than the amount reflected in the chart by the volumes processed for other customers 23 Range Other Customers MVC Deficit1

PennTex Situation Analysis Summary PennTex Financial Projections Source: PTXP management ($ in millions, except per unit amounts) 24 For the Years Ending December 31, CAGR 2017E 2018E 2019E 2017E-2019E Processing Fees $52.9 $62.5 $63.1 Processing MVC Revenue (Deferred) 19.7 10.4 10.5 Total Processing Revenue $72.6 $72.9 $73.6 0.7% Gathering Usage Fees $3.3 $3.3 $3.6 Firm Gathering Fees 5.0 5.0 4.6 Gathering MVC Revenue 1.0 0.6 0.7 Total Gathering Revenue $9.3 $8.9 $8.9 (2.3%) Firm Residue Gas Transportation $4.3 $4.3 $4.3 Interruptible Residue Gas Transportation 4.0 4.7 4.7 Total Residue Gas Transportation Revenue $8.3 $9.1 $9.1 4.3% NGL Transportation Revenue 7.8 8.9 8.9 6.5% NGL Sales / Other (0.9) (0.3) 0.0 Total Revenue $97.1 $99.4 $100.4 1.7% Less: Operating and Maintenance Expense (8.5) (8.7) (8.9) Less: General and Administrative Expense (6.0) (6.1) (6.2) EBITDA $82.6 $84.6 $85.3 1.6% Less: Cash Interest Expense (5.0) (4.5) (3.8) Less: Maintenance Capital Expenditures (0.5) (0.5) (0.5) Management Case Check Distributable Cash Flow $77.1 $79.5 $81.0 2.5% Distributed Cash Flow: Common Units (Public) $16.5 $16.5 $16.5 Common Units (ETP) 7.9 7.9 7.9 Subordinated Units (ETP) 23.6 23.6 23.6 GP -- -- -- Management Case Check Distributed Cash Flow $48.0 $48.0 $48.0 % to GP 0.0% 0.0% 0.0% GP IDRs $-- $-- $-- 0.0% Weighted Average LP Units Outstanding 40.7 40.7 40.7 DCF / LP Unit $1.72 $1.76 $1.77 1.7% Distribution / LP Unit 1.18 1.18 1.18 0.0% LP Coverage 1.45x 1.49x 1.50x Total Coverage 1.60 1.66 1.69 Management Case Check Distributable Cash Flow Surplus / (Shortfall) $29.0 $31.5 $32.9

PennTex Situation Analysis PennTex Financial Projections – Sources and Uses Source: PTXP management ($ in millions, except per unit amounts) 25

PennTex Valuation Analysis

PennTex Valuation Analysis Evercore analyzed the value of the PTXP common units utilizing the following methodologies: Valuation Methodologies Methodology Description Metrics/Assumptions Discounted Cash Flow Analysis Values PTXP common units based on the concept of the time value of money Utilizing the PennTex Financial Projections as previously reviewed herein, Evercore: Utilized varying weighted average cost of capital (“WACC”) discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for PTXP Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates Tax depreciation utilizes a 7-year MACRS depreciation schedule EBITDA exit multiple of 10.0x to 11.0x Perpetuity growth rate of 1.5% to 2.5% WACC of 9.0% to 10.0% based on the Capital Asset Pricing Model (“CAPM”) for PTXP Tax rate of 35.0% Discounted the projected cash flows to the assumed June 30, 2017 transaction date For perpetuity growth rate methodology, includes 50.0% of the estimated NOL balance as of December 31, 2019, discounted to the assumed June 30, 2017 transaction date Discounted Distribution Analysis Valuation based on the present value of the future cash distributions to PTXP unitholders Projected distributions based on PennTex Financial Projections Terminal yield range of 6.5% to 7.5% applied to the projected distribution per unit Projected distributions assuming a 1.125x total distribution coverage ratio Terminal yield range of (i) 6.5% to 7.5% and (ii) 9.5% to 10.5% applied to the projected distribution per unit Cost of equity of 10.5% to 11.5% based on CAPM and cost of equity of 12.0% to 13.0% based on expected total return for similar MLPs Precedent M&A Transaction Analysis Values PTXP common units based on multiples of transaction value to EBITDA based on historical asset transactions involving natural gas gathering and processing assets and historical corporate transactions involving natural gas gathering and processing MLPs and corporations Enterprise value / EBITDA multiples applied to 2017E EBITDA Peer Group Trading Analysis Values PTXP common units based on multiples of current market enterprise value to EBITDA for selected gathering and processing MLPs Enterprise value / EBITDA multiples applied to 2017E EBITDA, 2018E EBITDA and 2019E EBITDA Premiums Paid Analysis Values PTXP common units based on 1-Day, 5-Day and 30-Day premiums paid in historical transactions since 2011 of (i) MLP Buy-Ins and (ii) MLP Mergers Historical MLP Merger Premium range applied to relevant 1-Day, 5-Day and 30-Day PTXP unit prices Median 1-Day, 5-Day and 30-Day premiums paid applied to relevant PennTex unit prices 26

Summary Valuation Analysis – PTXP Unit PennTex Valuation Analysis 27 For Reference Purposes Only Offer Price $20.00 per Unit Source: PTXP management, Public filings, FactSet

PennTex Valuation Analysis 28 Discounted Cash Flow Analysis – Assumptions Evercore utilized the following assumptions for analyzing PTXP’s discounted cash flows: Discounted the projected cash flows to the June 30, 2017 effective date EBITDA exit multiple of 10.0x to 11.0x Perpetuity growth rate of 1.5% to 2.5% WACC of 9.0% to 10.0% based on CAPM for selected gathering and processing MLP peers Tax depreciation forecast based on a full tax-basis step-up and a 7-year MACRS depreciation schedule For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures For perpetuity growth rate methodology, includes 50.0% of the estimated NOL balance as of December 31, 2019, discounted to the June 30, 2017 effective date

Discounted Cash Flow Analysis – PennTex Financial Projections($ in millions, except per unit amounts) Summary Results EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities PennTex Valuation Analysis Source: PTXP management 29 For the Six Months Ending Terminal Value December 31, For the Years Ending December 31, EBITDA Perpetuity 2017E 2018E 2019E Exit Multiple Growth Rate EBITDA $42.4 $84.6 $85.3 $85.3 $85.3 Less: Tax Depreciation and Amortization (122.9) (210.9) (151.3) (0.5) EBIT ($80.5) ($126.3) ($66.1) $84.8 Less: Cash Taxes @ 35.0% -- -- -- (29.7) EBIAT ($80.5) ($126.3) ($66.1) $55.1 Plus: Tax Depreciation and Amortization 122.9 210.9 151.3 0.5 Less: Maintenance Capital Expenditures (0.3) (0.5) (0.5) (0.5) Less: Growth Capital Expenditures (1.0) (2.0) (2.0) -- Unlevered Free Cash Flow $41.1 $82.1 $82.8 $55.1 EBITDA Multiple / Perpetuity Growth Rate 10.5x 2.0% Terminal Value $895.2 $749.2 PV of Terminal Value @ 9.5% $713.5 - $597.2 Plus: PV of 0.5x 2019E NOL Tax Benefit @ 9.5% -- - 38.1 Plus: PV of Unlevered Free Cash Flow @ 9.5% 184.2 Implied Enterprise Value $897.7 - $819.4 Less: Projected Debt as of June 30, 2017 (155.7) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $746.5 - $668.2 Projected Units Outstanding as of June 30, 2017 (millions) 40.7 Implied PTXP Unit Price $18.33 - $16.41

Discounted Distribution Analysis – PennTex Financial Projections Source: PTXP management, FactSet Unaffected PTXP yield range over past three months of 6.8% to 7.5%, with an average of 7.1% as of May 18, 2017 Summary Results PennTex Valuation Analysis 30 The analysis below sets forth PTXP’s projected annual distribution per unit assuming the PennTex Financial Projections, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return For the Six Months Ending December 31, For the Years Ending December 31, Terminal Value 2017E 2018E 2019E Low - High PTXP Standalone Distribution per LP Unit $0.59 $1.18 $1.18 $1.18 Terminal Yield 1 7.5% - 6.5% Terminal Value $15.73 - $18.15 Equity Cost of Capital Based on CAPM PV @ 10.0% of Value per PTXP Common Unit $15.02 - $16.93 PV @ 10.5% of Value per PTXP Common Unit 14.87 - 16.75 PV @ 11.0% of Value per PTXP Common Unit 14.72 - 16.58 PV @ 11.5% of Value per PTXP Common Unit 14.57 - 16.41 PV @ 12.0% of Value per PTXP Common Unit 14.42 - 16.24 Implied PTXP Common Unit Value Range - Based on CAPM $14.57 - $16.75 Equity Cost of Capital Based on Expected Market Return PV @ 11.5% of Value per PTXP Common Unit $14.57 - $16.41 PV @ 12.0% of Value per PTXP Common Unit 14.42 - 16.24 PV @ 12.5% of Value per PTXP Common Unit 14.27 - 16.08 PV @ 13.0% of Value per PTXP Common Unit 14.13 - 15.91 PV @ 13.5% of Value per PTXP Common Unit 13.99 - 15.75 Implied PTXP Common Unit Value Range - Based on Expected Market Return $14.13 - $16.24

Discounted Distribution Analysis – Reduced Coverage with PTXP Terminal Yield Source: PTXP management, FactSet Unaffected PTXP yield range over past three months of 6.8% to 7.5%, with an average of 7.1% as of May 18, 2017 Summary Results PennTex Valuation Analysis 31 The analysis below sets forth PTXP’s projected annual distribution per unit assuming a total distribution coverage ratio of 1.125x, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return For the Six Months Ending December 31, For the Years Ending December 31, Terminal Value 2017E 2018E 2019E Low - High PTXP Distribution per LP Unit (1.125x Coverage) $0.79 $1.62 $1.63 $1.63 Terminal Yield 1 7.5% - 6.5% Terminal Value $21.71 - $25.05 Equity Cost of Capital Based on CAPM PV @ 10.0% of Value per PTXP Common Unit $20.70 - $23.33 PV @ 10.5% of Value per PTXP Common Unit 20.49 - 23.09 PV @ 11.0% of Value per PTXP Common Unit 20.28 - 22.85 PV @ 11.5% of Value per PTXP Common Unit 20.07 - 22.61 PV @ 12.0% of Value per PTXP Common Unit 19.87 - 22.38 Implied PTXP Common Unit Value Range - Based on CAPM $20.07 - $23.09 Equity Cost of Capital Based on Expected Market Return PV @ 11.5% of Value per PTXP Common Unit $20.07 - $22.61 PV @ 12.0% of Value per PTXP Common Unit 19.87 - 22.38 PV @ 12.5% of Value per PTXP Common Unit 19.67 - 22.15 PV @ 13.0% of Value per PTXP Common Unit 19.47 - 21.93 PV @ 13.5% of Value per PTXP Common Unit 19.28 - 21.71 Implied PTXP Common Unit Value Range - Based on Expected Market Return $19.47 - $22.38

Discounted Distribution Analysis – Reduced Coverage with Implied No Growth Terminal Yield Source: PTXP management, FactSet Based on yield implied for a no distribution growth MLP assuming the gathering and processing peer group for PTXP Summary Results PennTex Valuation Analysis 32 The analysis below sets forth PTXP’s projected annual distribution per unit assuming a total distribution coverage ratio of 1.125x, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return For the Six Months Ending December 31, For the Years Ending December 31, Terminal Value 2017E 2018E 2019E Low - High PTXP Distribution per LP Unit (1.125x Coverage) $0.79 $1.62 $1.63 $1.63 Terminal Yield 1 10.5% - 9.5% Terminal Value $15.50 - $17.14 Equity Cost of Capital Based on CAPM PV @ 10.0% of Value per PTXP Common Unit $15.81 - $17.10 PV @ 10.5% of Value per PTXP Common Unit 15.65 - 16.93 PV @ 11.0% of Value per PTXP Common Unit 15.50 - 16.76 PV @ 11.5% of Value per PTXP Common Unit 15.35 - 16.59 PV @ 12.0% of Value per PTXP Common Unit 15.20 - 16.42 Implied PTXP Common Unit Value Range - Based on CAPM $15.35 - $16.93 Equity Cost of Capital Based on Expected Market Return PV @ 11.5% of Value per PTXP Common Unit $15.35 - $16.59 PV @ 12.0% of Value per PTXP Common Unit 15.20 - 16.42 PV @ 12.5% of Value per PTXP Common Unit 15.05 - 16.26 PV @ 13.0% of Value per PTXP Common Unit 14.90 - 16.10 PV @ 13.5% of Value per PTXP Common Unit 14.76 - 15.95 Implied PTXP Common Unit Value Range - Based on Expected Market Return $14.90 - $16.42

Precedent M&A Transactions – Selected Asset Gathering and Processing Transactions($ in millions) Source: Public filings Note: Does not include transactions in which EBITDA multiple was not available PennTex Valuation Analysis 33 Date Transaction EBITDA Announced Acquiror / Target (Seller) Value Multiple 03/17 Enterprise Products Partners L.P. / Acquisition of midstream business and assets via a 363 bankruptcy sale (Azure Midstream Partners LP) $189.0 7.5x 01/17 DCP Midstream Partners, LP / Permian Basin, Midcontinent and DJ Basin gathering and processing assets and marketing and logistics assets (DCP Midstream, LLC) 3,851.0 8.0 11/16 Tesoro Logistics LP / Bakken gathering and processing assets (Whiting Oil and Gas Corporation, GBK Investments, LLC and WBI Midstream, LLC) 700.0 6.7 09/16 Rice Midstream Partners, LP / 30 miles of dry gas gathering assets and compression assets (Rice Midstream, Inc.) 600.0 13.3 07/16 Sanchez Production Partners LP / 50% interest in Carnero Gathering, LLC (Sanchez Energy Corporation) 44.4 6.3 02/16 Summit Midstream Partners, LP / Summit Utica, Meadowlark Midstream, Tioga Midstream and 40.0% of Ohio Gathering (Summit Midstream Partners, LLC) 1,200.0 5.9 02/16 Western Gas Partners, LP / Springfield Pipeline LLC (Anadarko Petroleum Corporation) 750.0 5.8 12/15 I Squared Capital / San Juan Basin Gathering System (WPX Energy, Inc.) 309.0 14.3 12/15 EnLink Midstream Partners, LP / Tall Oak Midstream, LLC 1,550.0 13.0 11/15 Meritage Midstream Services IV, LLC / Rocky Mountain Infrastructure LLC (Bonanza Creek Energy, Inc.) 255.0 11.9 09/15 Sanchez Production Partners LP / Pipeline, Gathering and Compression Assets in Western Catarina (Sanchez Production Partners LP) 345.0 9.3 06/15 Enterprise Products Partners L.P. / 50.1% interest in Eagle Ford Shale Midstream business (Pioneer Natural Resources Company) 2,150.0 10.8 05/15 Southcross Energy Partners, LP / Remaining gathering, treating, compression and transportation assets (Southcross Holdings, LP) 78.0 5.8 04/15 Williams Partners L.P. / 21% equity interest in Utica East Ohio Midstream LLC (EV Energy Partners, L.P.) 575.0 15.1 03/15 Howard Midstream Energy Partners, LLC / Northeast Pennsylvania gathering assets (Southwestern Energy Company) 500.0 12.0 03/15 EQT Midstream Partners, LP / Northern West Virginia Marcellus Gathering System (EQT Corporation) 1,050.0 9.8 03/15 Western Gas Partners, LP / 50% interest in the Delaware Basin JV gathering system (Anadarko Petroleum Corporation) 176.0 8.8 02/15 Enlink Midstream Partners, LP / Coronado Midstream Holdings LLC 600.0 19.3 01/15 Marlin Midstream Partners / Legacy Gathering System (Azure Midstream Energy, LLC) 162.5 10.9 10/14 Western Gas Partners, LP / Nuevo Midstream LLC (EnCap Flatrock Midstream) 1,500.0 16.5 10/14 American Midstream Partners, LP / Costar Midstream LLC (Energy Spectrum Partners and Costar Management) 470.0 10.5 06/14 Midcoast Energy Partners, L.P. / 12.6% interest in Midcoast Operating, L.P. (Enbridge Energy Partners, L.P.) 350.0 10.0 05/14 QEP Midstream Partners, LP / Green River Processing, LLC (QEP Resources, Inc.) 230.0 11.0 04/14 EQT Midstream Partners, LP / Jupiter Natural Gas Gathering System (EQT Corporation) 1,180.0 10.1 03/14 Summit Midstream Partners, LP / Red Rock Gathering Company, LLC (Summit Midstream Partners, LLC) 305.0 8.6 01/14 American Midstream Partners, LP / Eagle Ford Shale Natural Gas Midstream Assets (Penn Virginia Corporation) 100.0 12.5 2014 - YTD 2017 Mean 10.5x Median 10.3 2016 - YTD 2017 Only Mean 7.6x Median 6.7

Precedent M&A Transactions Analysis – Asset Transactions($ in millions, except per unit amounts) Source: PTXP management Precedent M&A Transactions – Asset Transactions PennTex Valuation Analysis 34

Precedent M&A Transactions – Selected Public MLP Gathering and Processing Transactions($ in millions) Source: Public filings Note: Selected precedent transactions excludes ETP’s approximately $640 million purchase of 100% of membership interests of the PennTex GP and an approximately 65.5% LP interest in PTXP that was announced on October 25, 2016. The transaction included the acquisition of 100% of the GP/IDR interest as well as control of PTXP via the GP. Since no allocation of value between the LP and GP interests was disclosed, EVR excluded the October 25, 2016 “first step” of the ETP / PTXP merger. For transactions announced after September 30, FY+1 is based on the following-year EBITDA. For transactions announced between January 1 – September 30, FY+1 EBITDA is based on the then-current year EBITDA Enterprise value includes allocation of 51.6% interest in Midcoast Operating net debt PennTex Valuation Analysis 35

Source: PTXP management Precedent M&A Transactions – Public MLP Transactions 36 Precedent M&A Transactions Analysis – Public MLP Transactions($ in millions, except per unit amounts) PennTex Valuation Analysis

Source: Public filings, FactSet Selected Gathering and Processing MLP Peers PennTex Valuation Analysis 37 Peer Group Trading Analysis ($ in millions, except per unit amounts)

Peer Group Trading Analysis – PennTex Financial Projections ($ in millions, except per unit amounts) Source: PTXP management Peer Group Trading Analysis PennTex Valuation Analysis 38

PennTex Valuation Analysis Source: Public filings Note: Highlighted transactions are those that are MLP buy-ins Enterprise Products Partners L.P.’s acquisition of the GP interest, IDRs, common units and subordinated units in Oiltanking Partners L.P. held by Oiltanking Holding Americas, Inc. was announced on October 1, 2014, while Oiltanking Partners L.P.’s agreement to merge with a subsidiary of Enterprise Products Partners L.P. was announced on November 12, 2014. The premiums listed herein for this transaction are based on the unit price of Oiltanking Partners, L.P. as of September 30, 2014, which is the last date on which such unit price was unaffected by the announcement of either transaction ($ in millions) 39 Premiums Paid Analysis – MLP Buy-Ins and Mergers

PennTex Valuation Analysis MLP Buy-In Premiums Paid Analysis Premiums Paid Analysis – MLP Buy-Ins Premiums Paid Analysis – All Transactions 40 Source: FactSet

Appendix

Weighed Average Cost of Capital

Weighted Average Cost of Capital Analysis PTXP WACC Analysis – Capital Asset Pricing Model Source: Bloomberg, FactSet Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0% 20-year Treasury as of May 31, 2017 Source: Duff and Phelps supply-side market risk premium Decile: 8 (2.08%) with equity value range of $569.3 million to $1,030.4 million Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium Weighted Average Cost of Capital – CAPM ($ in millions, except per unit amounts) 41

Weighted Average Cost of Capital Analysis PTXP WACC Analysis – Expected Market Return Source: Bloomberg, FactSet Based on IBES distribution estimates Weighted Average Cost of Capital – Expected Market Return ($ in millions, except per unit amounts) 42

Tax Impact to Unitholders

Tax Impact to Unitholders Evercore analyzed the estimated unitholder tax basis data as provided by PTXP management and as calculated by PricewaterhouseCoopers Plc Utilized most recent schedule K-1s for PTXP unitholders Analysis as of January 1, 2017 Utilized PTXP unit price of $20.00 based on the Offer Price Tax Analysis Assumptions 43

Tax Impact to Unitholders Distribution of Total Gain / Loss: Equal to Consideration less Estimated Basis Distribution of Ordinary Gain / (Loss) Distribution of Capital Gain / (Loss): Equal to Total Gain / (Loss) less Ordinary Gain / (Loss) Distribution of Total Taxes1 Source: PTXP management tax data as of 1/1/2017 with 28 issuance groups (excluding ETP affiliated groups) assuming a PTXP unit price of $20.00 Distribution of total taxes assumes 20% capital gain tax rate and 39.6% ordinary gain tax rate 44

Additional Valuation Analysis – No Tax

Discounted Cash Flow Analysis – PennTex Financial Projections($ in millions, except per unit amounts) Summary Results EBITDA Exit Multiple Sensitivities Additional Valuation Analysis – No Tax Source: PTXP management Note: Perpetuity methodology excluded due to terminal value assumption of full tax basis forever and taxes never being paid by the unitholder 45 For the Six Months Ending Terminal Value December 31, For the Years Ending December 31, EBITDA 2017E 2018E 2019E Exit Multiple EBITDA $42.4 $84.6 $85.3 $85.3 Less: Tax Depreciation and Amortization (128.5) (220.5) (158.2) EBIT ($86.1) ($135.9) ($72.9) Less: Cash Taxes @ 0.0% -- -- -- EBIAT ($86.1) ($135.9) ($72.9) Plus: Tax Depreciation and Amortization 128.5 220.5 158.2 Less: Maintenance Capital Expenditures (0.3) (0.5) (0.5) Less: Growth Capital Expenditures (1.0) (2.0) (2.0) Unlevered Free Cash Flow $41.1 $82.1 $82.8 EBITDA Multiple / Perpetuity Growth Rate 10.5x Terminal Value $895.2 PV of Terminal Value @ 9.5% $713.5 Plus: PV of Unlevered Free Cash Flow @ 9.5% 184.2 Implied Enterprise Value $897.7 Less: Projected Debt as of June 30, 2017 (155.7) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $746.5 Projected Units Outstanding as of June 30, 2017 (millions) 40.7 Implied PTXP Unit Price $18.33

Additional Valuation Analysis – No Tax PTXP WACC Analysis – Theoretical Capital Asset Pricing Model Source: Bloomberg, FactSet Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D)) 20-year Treasury as of May 31, 2017 Source: Duff and Phelps supply-side market risk premium Decile: 8 (2.08%) with equity value range of $569.3 million to $1,030.4 million Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium Weighted Average Cost of Capital – CAPM ($ in millions, except per unit amounts) 46 Unit Price Market Equity Total Debt and Total Debt / Adjusted Unlevered Partnership 5/31/17 Value Preferred Equity Total Capitalization Beta 1 Beta 2 American Midstream Partners, LP $12.05 $631.5 $1,332.4 67.8% 1.64 0.53 Equity Crestwood Equity Partners LP 22.90 1,605.1 2,147.4 57.2% 1.54 0.66 Cost of DCP Midstream Partners, LP 33.78 4,855.3 5,209.0 51.8% 1.47 0.71 Capital Enable Midstream Partners, LP 15.43 6,671.8 3,409.0 33.8% 1.47 0.97 EnLink Midstream Partners, LP 16.97 5,902.9 4,281.1 42.0% 1.44 0.84 Summit Midstream Partners, LP 23.10 1,704.5 1,264.9 42.6% 1.34 0.77 Tallgrass Energy Partners, LP 49.60 3,634.3 2,088.2 36.5% 1.08 0.69 Western Gas Partners, LP 55.73 9,346.8 3,092.3 24.9% 1.27 0.95 Mean 44.6% 1.41 0.76 Median 42.3% 1.46 0.74 PennTex Midstream Partners, LP $19.93 $811.4 $152.8 15.8% 0.76 0.64 Risk-free Rate 3 2.6% Unlevered Beta 0.74 Debt and Preferred / Total Capitalization 30.0% Adjusted Levered Equity Beta 1.06 Market Risk Premium 4 6.0% WACC Small Company Risk Premium 5 2.1% Equity Cost of Capital 6 11.0% Pre-Tax Cost of Debt 6.0% WACC 9.5%